SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 18, 2005

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

     On July 18, 2005, Federated Department Stores, Inc. ("Federated ") entered into a five-year credit agreement with JPMorgan Chase Bank, N.A., Bank of America, N.A. and the other lenders party thereto providing for revolving credit borrowings and letters of credit in an aggregate amount not to exceed $2.0 billion (which amount may be increased to $2.5 billion at the option of Federated) outstanding at any particular time. Conditions to borrowing under the facility include, among others, the consummation of Federated's proposed acquisition of The May Department Stores Company. A copy of the credit agreement is filed herewith as Exhibit 99.1 and incorporated by this reference.

Item 9.01
(c) Exhibits.

99.1

Credit Agreement dated as of July 18, 2005 among Federated Department Stores, Inc., Federated Holdings, Inc., JPMorgan Chase Bank N.A. and Bank of America, N.A. (as Administrative Agents) and JPMorgan Chase Bank, N.A. (as Paying Agent).

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: July 19, 2005	By: /s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Executive Vice President and Chief Financial Officer